Exhibit 99.1

FINAL:  For Release

NEW YORK & COMPANY, INC. ANNOUNCES SECOND QUARTER 2009 RESULTS

New York, New York — August 26, 2009 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 591 retail stores, today announced results for the second quarter ended August 1, 2009.  For the second quarter of fiscal year 2009, net sales were $247.8 million, as compared to $295.7 million for the second quarter of fiscal year 2008. Comparable store sales for the second quarter of fiscal year 2009 decreased 16.4%, compared to a 2.2% decrease in the prior year second quarter. Net loss from continuing operations for the second quarter of fiscal year 2009 was $4.8 million, or $0.08 per diluted share, as compared to prior year net income from continuing operations of $8.6 million, or $0.14 per diluted share.

For the six months ended August 1, 2009, net sales were $480.7 million, as compared to $565.7 million for the six months ended August 2, 2008. Comparable store sales decreased 15.7% for the six months ended August 1, 2009, as compared to a 4.3% decrease in the prior year period. Net loss from continuing operations for the six months ended August 1, 2009 was $9.7 million, or $0.16 per diluted share, as compared to prior year net income from continuing operations of $15.3 million, or $0.25 per diluted share.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated:  “Our second quarter bottom line results met our expectations, as we tightly managed expenses and inventory.  Customers continue to be selective in their discretionary spending and remain focused on those purchases that deliver an outstanding value proposition.  During the quarter we maintained a strong balance sheet and had no borrowings under our revolver, ending the quarter with $53 million in cash and inventory per average store down by 10.9%, as compared to the prior year.

“While the environment continues to be challenging, we believe we are well positioned to improve our sales and margin trends during the fall and holiday seasons, as year-over-year comparisons ease and as we introduce exciting new merchandise initiatives.  As we begin the third quarter, we are encouraged by consumers’ favorable response to our new fall assortments, especially in our casual tops and denim categories, along with our continued positive momentum in accessories.”

During the quarter, the Company maintained tight control over inventory and remained focused on the execution of its restructuring and cost reduction program. As a result of these efforts, the Company was able to accomplish the following:

•                  Inventory per average store declined 10.9%, as compared to the end of last year’s second quarter.

•                  Selling, general and administrative expenses declined by 13.3% on an average store basis, as compared to second quarter last year.

•                  The Company ended the quarter with $53.1 million of cash-on-hand and no outstanding borrowings under its revolving credit facility.

Outlook

Despite the continued uncertainty in U.S. economic conditions and limited visibility into consumer spending patterns, New York & Company remains focused on its long-term corporate performance. Therefore, while the Company will no longer provide specific sales and earnings guidance, the Company will provide meaningful trend information on business fundamentals, key metrics, and strategic initiatives.  Regarding expectations for the second half of this year, the Company provided the following:

•                  The comparable store sales trend for the third and fourth quarters is expected to improve versus the trend experienced during the first half of fiscal year 2009 reflecting the easing of year-over-year comparisons, strong merchandising initiatives and appropriate levels of inventory.

•                  Merchandise margins are expected to modestly improve during the third quarter, as compared to the prior year, with more significant improvements occurring during the fourth quarter, resulting from sourcing efficiencies and an anticipated decrease in promotional activity.

•                  Buying and occupancy costs are expected to decrease during the second half of this year, as compared to the same period last year, due to the success of the Company’s restructuring and cost reduction program; however, the Company expects to de-leverage these costs based on anticipated sales levels.

•                  Gross margins are expected to increase during the third and fourth quarters, as compared to the same periods last year, reflecting less promotional activity and the impact of the restructuring and cost reduction program.

•                  Selling, general and administrative expenses (SG&A) are expected to decrease by a low to mid single-digit percentage during the second half of this year, as compared to the same period last year, reflecting the benefits of the Company’s restructuring and cost reduction program partially offset by continued investment into growth areas of the organization. SG&A as a percent of sales are expected to slightly de-leverage based on anticipated sales levels.

•                  During fiscal year 2009, the Company expects to exceed the $30 million pre-tax savings target established when it initiated its restructuring and cost reduction program in January 2009.  As previously announced, these savings will be realized in the Company’s financial results through a combination of selling, general and administrative expenses and buying and occupancy costs.  Due to the seasonal nature of certain expenses, the Company was able to achieve a greater percentage of these savings during the first half of fiscal year 2009 than it expects to realize during the second half of the year.

•                  Inventory will continue to be managed tightly with inventory per average store expected to be down significantly at the end of the third quarter compared to last year’s third quarter end.

•                  Cash-on-hand at the end of the year is expected to be comparable to the cash balances at the end of last year, reflecting no cash drain during an extremely difficult year.

Share Repurchases

As previously announced, the Company’s Board of Directors has authorized the repurchase of up to 3,750,000 shares over a 12-month period ending in November 2009.  During the second quarter ended August 1, 2009, the Company purchased 857,600 shares.  As of August 1, 2009, the Company has repurchased a total of 1,000,000 shares under this program with a total purchase price of $3.4 million.  Repurchases, if any, will be made from time to time in a manner the Company believes is appropriate through open market or private transactions including through pre-established trading plans.

Conference Call Information

A conference call to discuss the second quarter of fiscal year 2009 results is scheduled for today, Wednesday, August 26, 2009 at 8:30 am Eastern Daylight Time.  Investors and analysts interested in participating in the call are invited to dial 800-922-9655, referencing conference ID number 23535116, approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on September 2, 2009 and can be accessed by dialing 800-642-1687 and entering conference ID number 23535116 and pin: 1079.

Investor/Media Contact:

Integrated Corporate Relations

(203) 682-8200

Investor: Allison Malkin

Media: Kellie Baldyga

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to: (i) the impact of general economic conditions and their effect on consumer confidence and spending patterns, which have deteriorated significantly and may continue to do so for the foreseeable future; (ii) our ability to successfully integrate our restructuring and cost reduction program; (iii) the deteriorating economic conditions could negatively impact the Company’s merchandise vendors and their ability to deliver products; (iv) our ability to open and operate stores successfully; (v) seasonal fluctuations in our business; (vi) our ability to anticipate and respond to fashion trends; (vii) our dependence on mall traffic for our sales; (viii) competition in our market, including promotional and pricing competition; (ix) our ability to retain, recruit and train key personnel; (x) our reliance on third parties to manage some aspects of our business; (xi) our reliance on foreign sources of production; (xii) our ability to protect our trademarks and other intellectual property rights; (xiii) our ability to maintain, and our reliance on, our information technology infrastructure; (xiv) the effects of government regulation; (xv) the control of the company by our sponsors and any potential change of ownership of those sponsors; and (xvi) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion oriented, moderately priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of retail stores and E-commerce store at www.nyandcompany.com. The Company currently operates 591 stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Three months ended August 1, 2009	% of net sales	Three months ended August 2, 2008	% of net sales
Net sales	$247,820	100.0%	$295,668	100.0%

Cost of goods sold, buying and occupancy costs	191,726	77.4%	207,286	70.1%

Gross profit	56,094	22.6%	88,382	29.9%

Selling, general and administrative expenses	64,000	25.8%	73,928	25.0%

Operating (loss) income	(7,906)	(3.2)%	14,454	4.9%

Interest expense, net of interest income	169	0.1%	56	—%

(Loss) income from continuing operations before income taxes	(8,075)	(3.3)%	14,398	4.9%

(Benefit) provision for income taxes	(3,246)	(1.4)%	5,788	2.0%

(Loss) income from continuing operations	(4,829)	(1.9)%	8,610	2.9%

Income from discontinued operations, net of taxes	—	—%	167	0.1%

Net (loss) income	$(4,829)	(1.9)%	$8,777	3.0%

Basic (loss) earnings per share from continuing operations	$(0.08)		$0.15
Basic earnings per share from discontinued operations	—		—
Basic (loss) earnings per share	$(0.08)		$0.15

Diluted (loss) earnings per share from continuing operations	$(0.08)		$0.14
Diluted earnings per share from discontinued operations	—		—
Diluted (loss) earnings per share	$(0.08)		$0.14

Weighted average shares outstanding:
Basic shares of common stock	59,320		59,426
Diluted shares of common stock	59,320		61,395

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales decrease	(16.4)%	(2.2)%
Net sales per average selling square foot (a)	$75	$88
Net sales per average store (b)	$420	$500
Average selling square footage per store (c)	5,587	5,671

(a)  Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(b)  Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(c)  Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Amounts in thousands, except per share amounts)	Six months ended August 1, 2009	% of net sales	Six months ended August 2, 2008	% of net sales
Net sales	$480,680	100.0%	$565,737	100.0%

Cost of goods sold, buying and occupancy costs	365,734	76.1%	393,414	69.5%

Gross profit	114,946	23.9%	172,323	30.5%

Selling, general and administrative expenses	131,368	27.3%	146,503	25.9%

Operating (loss) income	(16,422)	(3.4)%	25,820	4.6%

Interest expense, net of interest income	389	0.1%	180	—%

(Loss) income from continuing operations before income taxes	(16,811)	(3.5)%	25,640	4.6%

(Benefit) provision for income taxes	(7,094)	(1.5)%	10,307	1.9%

(Loss) income from continuing operations	(9,717)	(2.0)%	15,333	2.7%

Income from discontinued operations, net of taxes	3	—%	167	—%

Net (loss) income	$(9,714)	(2.0)%	$15,500	2.7%

Basic (loss) earnings per share from continuing operations	$(0.16)		$0.26
Basic earnings per share from discontinued operations	—		—
Basic (loss) earnings per share	$(0.16)		$0.26

Diluted (loss) earnings per share from continuing operations	$(0.16)		$0.25
Diluted earnings per share from discontinued operations	—		—
Diluted (loss) earnings per share	$(0.16)		$0.25

Weighted average shares outstanding:
Basic shares of common stock	59,681		59,350
Diluted shares of common stock	59,681		61,314

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales decrease	(15.7)%	(4.3)%
Net sales per average selling square foot (a)	$146	$169
Net sales per average store (b)	$815	$964
Average selling square footage per store (c)	5,587	5,671

(a)  Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(b)  Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(c)  Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	August 1, 2009	January 31, 2009	August 2, 2008
	(Unaudited)	(Audited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$53,059	$54,280	$86,699
Accounts receivable	13,155	11,993	16,229
Income taxes receivable	—	10,202	—
Inventories, net	87,277	104,861	98,796
Prepaid expenses	24,371	24,610	27,441
Other current assets	2,109	2,390	2,336
Current assets of discontinued operations	109	110	493
Total current assets	180,080	208,446	231,994

Property and equipment, net	202,372	217,248	249,055
Intangible assets	14,879	14,879	14,869
Deferred income taxes	22,534	14,897	—
Other assets	1,174	1,343	1,343
Total assets	$421,039	$456,813	$497,261
Liabilities and stockholders’ equity
Current liabilities:
Current portion — long-term debt	$6,000	$6,000	$6,000
Accounts payable	61,138	68,431	74,722
Accrued expenses	48,480	61,121	52,602
Deferred income taxes	2,899	2,020	3,710
Current liabilities of discontinued operations	268	275	1,002
Total current liabilities	118,785	137,847	138,036

Long-term debt, net of current portion	10,500	13,500	16,500
Deferred income taxes	—	—	3,119
Deferred rent	74,393	75,848	77,207
Other liabilities	6,971	7,122	4,697
Total liabilities	210,649	234,317	239,559

Total stockholders’ equity	210,390	222,496	257,702
Total liabilities and stockholders’ equity	$421,039	$456,813	$497,261

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)	Six months ended August 1, 2009	Six months ended August 2, 2008

Operating activities
Net (loss) income	$(9,714)	$15,500
Less: Income from discontinued operations, net of taxes	3	167
(Loss) income from continuing operations	(9,717)	15,333
Adjustments to reconcile net (loss) income to net cash provided by operating activities of continuing operations:
Depreciation and amortization	20,886	21,243
Amortization of deferred financing costs	108	89
Share-based compensation expense	945	734
Deferred income taxes	(6,758)	(846)
Changes in operating assets and liabilities:
Accounts receivable	(1,162)	2,294
Income taxes receivable	10,202	11,730
Inventories, net	17,584	5,127
Prepaid expenses	239	(5,450)
Accounts payable	(7,293)	(2,455)
Accrued expenses	(12,641)	(1,016)
Deferred rent	(1,455)	4,670
Other assets and liabilities	125	(402)
Net cash provided by operating activities of continuing operations	11,063	51,051

Investing activities
Acquisition of trademarks	—	(26)
Capital expenditures	(5,944)	(30,657)
Net cash used in investing activities of continuing operations	(5,944)	(30,683)

Financing activities
Repayment of debt	(3,000)	(3,000)
Purchase of treasury stock	(3,417)	—
Proceeds from exercise of stock options	58	62
Excess tax benefit from exercise of stock options	22	1,445
Net cash used in financing activities of continuing operations	(6,337)	(1,493)

Cash flows from discontinued operations
Operating cash flows	(4)	(6,133)
Investing cash flows	—	—
Financing cash flows	—	—
Net cash used in discontinued operations	(4)	(6,133)

Net (decrease) increase in cash and cash equivalents	(1,222)	12,742
Cash and cash equivalents at beginning of period (including cash at discontinued operations of $1 and $223, respectively)	54,281	73,957
Cash and cash equivalents at end of period (represents cash at continuing operations)	$53,059	$86,699